UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2013

EMC INSURANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Iowa	0-10956	42-6234555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Mulberry Street, Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

(515) 345‑2902
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On November 14, 2013, the Board of Directors of Employers Mutual Casualty Company (Employers Mutual), the parent company of the Registrant, approved an amendment to the Employers Mutual Casualty Company Non-Employee Directors’ Post-Service Benefits Plan (the “Plan”) to freeze benefits accrued pursuant to the Plan as of January 1, 2014. The amendment limits the years of service cap used to determine the period of the post-service benefit to those years accumulated prior to January 1, 2014, and limits the post-service benefit payments made to a beneficiary after the death of the director to the surviving spouse of the director. The purpose of the amendment is to align the Plan with changes in the director compensation programs and policies of Employers Mutual, which will shift benefits away from the Plan's post-retirement obligation to other forms of director remuneration.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.3.4	Employers Mutual Casualty Company Non-Employee Directors' Post-Service Benefits Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on November 18, 2013.

EMC INSURANCE GROUP INC.
Registrant

/s/ Mark E. Reese
Mark E. Reese
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.3.4	Employers Mutual Casualty Company Non-Employee Directors' Post-Service Benefits Plan, as amended